UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2014

Zafgen, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Portland Street, 4th Floor Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 622-4003

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 20, 2014, Zafgen, Inc. (“Zafgen”) entered into a Subscription Agreement with Chong Kun Dang Pharmaceutical Corporation (“CKD”), pursuant to which Zafgen issued to CKD 171,750 shares of its restricted Common Stock (the “Shares”) in lieu of a cash payment of $3,250,000, representing fifty percent (50%) of the $6,500,000 milestone payments payable to CKD as a result of Zafgen’s achievement of the second and third milestone events set forth in the parties Exclusive License Agreement, dated as of July 6, 2009, as amended to date, triggered by Zafgen’s initiation of its bestPWS (Beloranib Efficacy Safety and Tolerability in PWS) Phase 3 clinical trial in September 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2014	ZAFGEN, INC.

	By:	/s/ Thomas E. Hughes
Thomas E. Hughes, Ph.D.
Chief Executive Officer